Exhibit 1.1

JOURNEY MEDICAL CORPORATION

FORM OF UNDERWRITING AGREEMENT

New York, New York

[•], 2021

B. Riley Securities, Inc.,

As Representative of the Several Underwriters

200 Vesey Street, 25th Floor

New York, NY 10281

Ladies and Gentlemen:

The undersigned, Journey Medical Corporation (together with its affiliates, subsidiaries, predecessors, and successors, the “Company”), a corporation formed under the laws of the State of Delaware, hereby confirms its agreement with B. Riley Securities, Inc. (hereinafter referred to as the “Representative”), a Delaware corporation, and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.            Purchase and Sale of Securities.

1.1           Firm Securities.

1.1.1        Nature and Purchase of Firm Securities.

(i) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, an aggregate of [•] shares (“Firm Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

(ii) The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $[•] per Share, net of an underwriting discount of seven percent (7%). The Firm Shares are to be offered initially to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1).

1.1.2        Shares Payment and Delivery.

(i) Delivery and payment for the Firm Shares shall be made at 10:00 a.m., Eastern time, on the second (2nd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) (or the third (3rd) Business Day following the Effective Date, if the Registration Statement is declared effective on or after 4:30 p.m., Eastern time) or at such earlier time as shall be agreed upon in writing by the Representative and the Company at the offices of McGuireWoods LLP, 1251 Avenue of the Americas, 20th Floor, New York, NY 10020, counsel to the Underwriters (“MW”), or at such other place (or remotely by electronic transmission of executed documents) as shall be agreed upon in writing by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.”

(ii) Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriters) representing the Firm Shares (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

1.2           Over-allotment Option.

1.2.1        Option Shares. For the sole purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Underwriters are hereby granted an option to purchase up to [•] shares of Common Stock representing up to fifteen percent (15%) of the Firm Shares sold in the Offering from the Company (the “Over-allotment Option”). Such additional Over-allotment Option shares of Common Stock, the net proceeds of which will be deposited with the Company’s account, are hereinafter referred to as “Option Shares.” The purchase price to be paid for the Option Shares will be the public offering price, less the underwriting discount, as set forth in Section 1.1.1. The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Public Securities.”

1.2.2        Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within 30 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (each, an “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon in writing by the Company and the Representative, at the offices of MW or at such other place (including remotely by electronic transmission of executed documents) as shall be agreed upon in writing by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice.

1.2.3        Payment and Delivery. Payment for the Option Shares will be made on the applicable Option Closing Date by wire transfer in Federal (same day) funds as follows: $[•] per Option Share, payable to the order of the Company upon delivery of certificates (in form and substance satisfactory to the Underwriters) representing the Option Shares (or through the facilities of DTC) for the account of the Underwriters. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the applicable Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Representative for applicable Option Shares.

2.            Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below) and as of the Closing Date and as of each Option Closing Date, if any, as follows:

2.1           Filing of Registration Statement.

2.1.1. Pursuant to the Act. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-260436), including any related preliminary prospectus or prospectuses, including those that omitted information pursuant to Rule 430A, for the registration of the sale of the Public Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations and any registration statement filed pursuant to Rule 462(b)) is referred to herein as the “Registration Statement.” From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of, or Rule 163B under, the Act. As used herein, the term “Preliminary Prospectus” shall mean the preliminary prospectus dated [•], 2021 made part of the Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” The Registration Statement has been declared effective by the Commission on the date hereof. “Applicable Time” means [•] on the Effective Date or such other time as agreed to in writing by the Company and the Representative. “Pricing Disclosure Package” means the Preliminary Prospectus, the Written Testing-the-Waters Communications (as hereinafter defined) and the information included on Schedule 2 hereto, considered together.

2.1.1            Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Firm Shares and the Option Shares. The registration of the Firm Shares and the Option Shares under the Exchange Act is effective on the date hereof.

2.1.2            The shares of Common Stock have been approved for listing on the NASDAQ Capital Market, and the Company has taken no action designed to, or likely to have the effect of, delisting the shares of Common Stock from the NASDAQ Capital Market, nor has the Company received any notification that the NASDAQ Capital Market is contemplating terminating such listing.

2.2           No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or the Registration Statement or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3           Disclosures in Registration Statement.

2.3.1        Compliance with Act; 10b-5 Representation.

(i) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, at the date of this Agreement and at the Closing Date and each Option Closing Date, complied and will comply in all material respects with the requirements of the Act and the Regulations. The Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, at the date of this Agreement and at the Closing Date and each Option Closing Date, complied in all material respects with the requirements of the Act and the Regulations. The Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, or at the Closing Date or any Option Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with the Underwriter Information (as defined below).

(iii) The Pricing Disclosure Package, as of the Applicable Time or at the Closing Date or any Option Closing Date, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: the third and fifth paragraphs under the caption “Underwriting,” and the final paragraph under the caption “Underwriting – Short Positions and Penalty Bids,” (collectively, the “Underwriter’s Information”); and

(iv) Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Date or any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with the Underwriter’ Information.

2.3.2        Disclosure of Agreements. The agreements and documents described in the Pricing Disclosure Package, the Prospectus and the Registration Statement conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Regulations to be described therein or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Pricing Disclosure Package or the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. Performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3        Prior Securities Transactions. No offers or sales of securities of the Company that are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the shares of Common Stock pursuant to the Registration Statement have been offered or sold, either prior to the initial filing of the Registration Statement or the Effective Date, by the Company or, to the Company’s knowledge, any of its affiliates or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus.

2.4           Changes After Dates in Registration Statement.

2.4.1        No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, of the Company taken as a whole; (ii) there have been no material transactions entered into by the Company required to be disclosed in the Prospectus or the Registration Statement, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

2.4.2        Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5           Independent Accountants. KPMG LLP (“KPMG”), whose report is filed with the Commission as part of the Registration Statement, is an independent registered public accounting firm as required by the Act and the Regulations. KPMG has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6           Financial Statements. The financial statements, including the notes thereto, included in the Preliminary Prospectus, the Prospectus and the Registration Statement fairly present in all material respects, the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, except in the case of unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission; and the supporting schedules included in the Registration Statement, if any, present fairly the information required to be stated therein. The Pricing Disclosure Package, the Prospectus and the Registration Statement disclose all off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons required to be disclosed under Item 303(a)(4) of Regulation S-K.

2.7           Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Pricing Disclosure Package, the Prospectus and the Registration Statement, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Pricing Disclosure Package, the Prospectus and the Registration Statement, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Prospectus and the Pricing Disclosure Package, on the Effective Date and on the Closing Date and any Option Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments on the part of the Company to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

2.8            Valid Issuance of Securities, etc.

2.8.1        Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Common Stock of the Company conforms in all material respects to all statements relating thereto contained in the Pricing Disclosure Package, the Prospectus and the Registration Statement. The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements.

2.8.2        Securities Sold Pursuant to this Agreement. The Public Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken. The Public Securities conform in all material respects to all statements with respect thereto contained in the Pricing Disclosure Package, the Prospectus and the Registration Statement.

2.9           Registration Rights of Third Parties. No holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register the resale of any such securities of the Company under the Act or to include the resale of any such securities in a registration statement to be filed by the Company.

2.10         Validity and Binding Effect of Agreements. This Agreement has been duly and validly authorized by the Company, and, when executed and delivered, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11         No Conflicts, etc. The execution, delivery, and performance by the Company of this Agreement and all documents ancillary hereto, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the certificate of incorporation of the Company (as the same may be amended from time to time, the “Certificate of Incorporation”) or the bylaws of the Company; or (iii) result in the Company’s violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof, except in the case of clauses (i) and (iii) for such breach, conflict, default or violation which would not reasonably be expected to result in a Material Adverse Effect.

2.12         No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of the Certificate of Incorporation, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13         Corporate Power; Licenses; Consents.

2.13.1      Conduct of Business. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business as described in the Pricing Disclosure Package and the Prospectus. The disclosures in the Pricing Disclosure Package, the Prospectus and the Registration Statement concerning the effects of Federal, state, local and foreign regulation on the Offering of the Public Securities and the Company’s business as currently contemplated are correct in all material respects.

2.13.2      Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the disclosures in the Pricing Disclosure Package and the Prospectus, except with respect to applicable Federal and state securities laws and regulations and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.14         D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s officers and directors immediately prior to the Offering, as well as in each Lock-Up Agreement (as hereinafter defined) provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each such officer or director to become inaccurate and incorrect.

2.15         Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director that is required to be disclosed in the Preliminary Prospectus, the Prospectus and the Registration Statement which has not been disclosed therein or in connection with the Company’s listing application for the listing of the shares of Common Stock on the NASDAQ Capital Market.

2.16         Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect (as defined in Section 2.20).

2.17         Transactions Affecting Disclosure to FINRA.

2.17.1      Finder’s Fees. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any of its officers or directors with respect to the sale of the securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.17.2      Payments Within Twelve Months. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) to the Company’s knowledge, any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than payments to the Underwriters as provided hereunder in connection with the Offering.

2.17.3      Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.17.4      FINRA Affiliation. To the Company’s knowledge, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representative if it learns that any officer, director or owner of at least 5% of the Company’s outstanding shares of Common Stock (or securities convertible into exercisable or exchangeable for shares of Common Stock) is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.18         Foreign Corrupt Practices Act. Neither the Company nor any of the directors, employees or officers of the Company or, to its knowledge, any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might have a Material Adverse Effect. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.19         Officers’ Certificate. Any certificate pursuant to this Agreement signed by any duly authorized officer of the Company and delivered to the Representative shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.20         Possession of Licenses and Permits. The Company (A) possesses the licenses, permits, certificates, authorizations, consents and approvals (collectively, “Governmental Licenses”) issued by the appropriate governmental entities necessary to conduct its business as currently conducted as described in the Pricing Disclosure Package, the Prospectus and the Registration Statement, and (B) has obtained all necessary Governmental Licenses from other persons necessary to conduct its business, except, in each case of clauses (A) and (B), (i) as described in the Preliminary Prospectus, the Prospectus and the Registration Statement or (ii) to the extent that any failure to possess any Governmental Licenses, provide any notice, make any filing, or obtain any Governmental Licenses would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets, business, prospects or operations of the Company or its subsidiaries taken as a whole (“Material Adverse Effect”); none of the Company and subsidiaries is in violation of, or in default under, any Governmental License, except as would not reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

2.21         Title to Property. The Company has legal and valid title to all assets and properties described as owned by it in the Pricing Disclosure Package, the Prospectus and the Registration Statement (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of all liens, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and any real property or personal property held under lease by the Company is held under a lease that is valid, existing and enforceable by the Company with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and the Company has not received any written notice of any material claim that is adverse to the rights of the Company under any lease.

2.22         Possession of Intellectual Property. The Company owns or possesses all licenses or other rights to use all patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, software and design licenses, inventions, trade secrets, manufacturing processes, other intangible property rights and similar rights necessary for the conduct of its business as currently carried on and described in the Pricing Disclosure Package, the Prospectus and the Registration Statement (collectively, “Intellectual Property”). Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect (A) the Company has not received written notice of any infringement, misappropriation or violation by or conflict with (and the Company does not know of any such infringement, misappropriation or violation by or conflict with) third parties of any of the Intellectual Property owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 2.22, reasonably be expected to result in a Material Adverse Effect; (C) the Intellectual Property owned by the Company and, to the Company’s knowledge, the Intellectual Property licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.22, reasonably be expected to result in a Material Adverse Effect; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.22, reasonably be expected to result in a Material Adverse Effect; (E) the Company has not received a notice (written or otherwise) that any of the Intellectual Property has expired, terminated or been abandoned, or is expected to expire, terminate or be abandoned, within two (2) years from the date of this Agreement; and (F) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Pricing Disclosure Package, the Prospectus and the Registration Statement and are not described therein. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

2.23         Company IT Systems. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, the Company owns or has a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions necessary for the conduct of its business (the “Company IT Systems”), except where the failure to own or have the right to access the Company IT Systems would not reasonably be expected to have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

2.24         Environmental Laws. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance in all material respects with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company, and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

2.25         Payment of Taxes. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (A) the Company has accurately prepared and timely filed all federal, state, foreign and other tax returns or other statements that are or were required to be filed by it, if any, and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which it is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (B) no deficiency assessment with respect to a proposed adjustment of the Company’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge threatened, (C) other than as disclosed in the registration statement, since the date of the most recent audited financial statements, the Company has not incurred any liability for taxes other than in the ordinary course of its business, and (D) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company.

2.26         Insurance. The Company carries, or is covered by, insurance (issued by insurers of recognized financial responsibility) in such amounts and covering such risks as is appropriate for the conduct of its entire business and the value of its assets, all of which insurance is in full force and effect in all material respects.

2.27         Investment Company Act. The Company is not, nor upon the sale of the Public Securities as contemplated herein and the application of the net proceeds therefrom as described in the Pricing Disclosure Package, the Prospectus and the Registration Statement under the caption “Use of Proceeds”, will the Company be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder).

2.28         Employment Laws Compliance. The Company has not violated, or received any notice of any violation with respect to, any law, rule, regulation, order, decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

2.29         Money Laundering Laws. The Company has not, and to the Company’s knowledge, none of the officers or directors of the Company have, and, to the Company’s knowledge, none of the Company’s employees or agents purporting to act on behalf of the Company, as applicable, have made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation relating to the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any governmental entity involving the Company with respect to the Money Laundering Laws is pending or to the Company’s knowledge, threatened.

2.30         OFAC. The Company is not, and, to the Company’s knowledge, none of its directors, officers agents or employees purporting to act on behalf of the Company are, currently the target of or reasonably likely to become the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering of the Public Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the target of any U.S. sanctions administered by OFAC.

2.31         Subsidiaries. Except as disclosed in the Prospectus or the Registration Statement, the Company has no subsidiary that is a “significant subsidiary” of the Company within the meaning of Rule 1.01 of Regulation S-X under the Act.

2.32         Related Party Transactions. Except as disclosed in the Prospectus and the Registration Statement, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

2.33         Board of Directors. The board of directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Management”. The qualifications of the persons serving as board members and the overall composition of the board of directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the NASDAQ Capital Market. At least one member of the Board of Directors of the Company qualifies as an “audit committee financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the NASDAQ Capital Market. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the NASDAQ Capital Market.

2.34         Sarbanes-Oxley Compliance.

2.34.1      The Company, on a consolidated basis with its subsidiaries, maintains a system of “internal control over financial reporting” (as defined under Rules 13a-15(f) and 15d-15 under the Exchange Act) that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, (1) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, (2) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (3) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (4) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements; and such internal control over financial reporting is effective as of the end of the Company’s most recently completed fiscal year. Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

2.34.2         The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

2.35            Health Care Authorizations. The Company has submitted and possesses, or qualifies for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto (collectively, “Health Care Authorizations”) issued or required by the appropriate local, state, federal, national, supranational or other foreign regulatory agencies or bodies (collectively, “Health Regulatory Agencies”) necessary to conduct its business in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including, without limitation, all such Health Care Authorizations required by the FDA for the sale of Drugs, Devices, and Biologics (as defined in the Federal Food, Drug and Cosmetic Act (21 U.S.C. Section 301 et seq. for drugs and devices), and the Public Health Service Act of 1944, as amended (42 U.S.C. 6A et seq.)), or any Health Regulatory Agencies engaged in the regulation of Drugs, Devices, and Biologics under the Federal Food, Drug and Cosmetic Act (21 U.S.C. Section 301 et seq.), and FDA’s implementing regulations, or other applicable Health Care Laws, including any applicable to prescription dermatology drugs. The Company has not received any notice of proceedings, or have any knowledge of any threatened proceedings, relating to the revocation or modification of, or non-compliance with, any such Health Care Authorization.

2.36            Compliance with Health Care Laws. The Company is, and has been, in compliance in all material respects with all applicable Health Care Laws, and has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid or any other state, federal or national health care program. For purposes of this Agreement, “Health Care Laws” means all health care laws applicable to the Company, including, but not limited to: the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), Basic Health and Human Services Policy for Protection of Human Research Subjects “Common Rule” as codified and enforced by the Department of Health and Human Services in 45 C.F.R. part 46 and enforced by FDA under 21 C.F.R. part 50, Laboratory Animal Welfare Act of 1966, the current version of the of The Declaration of Helsinki, HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the Federal Trade Commission Act (15 U.S.C. §§ 41-58), Controlled Substances Act (21 U.S.C. §§ 801 et seq.), any and all other applicable comparable local, state, federal, national, supranational and foreign health care laws and the regulations promulgated pursuant to such laws, each as amended from time to time. The Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the knowledge of the Company, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. The Company has not received any written notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the FDA or any other Health Regulatory Agencies, or any other court or arbitrator, alleging or asserting material noncompliance with the Health Care Laws. The Company is not a party to and has no ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, nor, to the knowledge of the Company, any of its employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human research study or trial or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension or exclusion.

2.37            Research Studies and Trials. (A) The research studies and trials conducted by or, to the Company’s knowledge, on behalf of, or sponsored by, the Company, or in which the Company has participated, that are described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as applicable, were and, if still pending, are being, conducted in all material respects in accordance with applicable experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable statutes, rules and regulations of the U.S. Department of Health and Human Services (“HHS”), the FDA and any other Health Regulatory Agencies to which it is subject; (B) the descriptions of the results of such studies and trials contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading; (C) the Company has no knowledge of any research studies or trials not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus the results of which reasonably call into question in any material respect the results of the research studies and trials described in the Registration Statement, the Pricing Disclosure Package or the Prospectus; (D) the Company has not received any notices or correspondence from the FDA or any Health Regulatory Agency or any institutional review board or comparable authority requiring or threatening the premature termination, suspension, material modification or clinical hold of any research studies or trials conducted by or on behalf of, or sponsored by, the Company or in which the Company has participated that are described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for the same; (E) there has not been any violation of applicable law or regulation by the Company in any of its product development efforts, submissions or reports to the FDA or any other Health Regulatory Agency that could reasonably be expected to require investigation, corrective action or result in enforcement action, except where such violation would not, singly or in the aggregate, result in a Material Adverse Effect; and (F) the research studies and clinical trials of Company are being conducted in an ethical and humane manner under state, national or supra-national applicable laws that are either equal or more stringent than applicable laws and regulations enforced by the HHS and FDA governing human, animal or non-human primate research participants and test subjects and such studies and the clinical trials are conducted under the auspices of a neutral and independent Institutional Animal Care and Use Committee or Institutional Review Board and applicable state, national, or supra national agencies responsible for oversight.

2.38            Health Care Products Manufacturing. The manufacture of the Company’s products by the Company or, to the knowledge of the Company, on behalf of the Company, is being conducted in compliance with all applicable Health Care Laws and I the FDA regulation pertaining to the manufacture and post market surveillance of Drugs, Devices, and Biologics, including, without limitation, the FDA’s current good manufacturing practice regulations, or CGMPs, pertaining to drugs (21 CFR Parts 210 and 211 et seq.), and, to the extent applicable, the respective counterparts governing manufacturing operations promulgated by other Health Regulatory Agencies. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not had any manufacturing site (whether owned by the Company or, to the knowledge of the Company, that of a third party manufacturer of the Company’s products) subject to an FDA or other Health Regulatory Agency consent decree, seizure, import alert, or export prohibition, nor received any FDA or other Health Regulatory Agency “warning letters,” or “untitled letters” alleging or asserting material noncompliance with any applicable Health Care Laws, requests to make material changes to the Company’s products, processes or operations from the FDA or other Health Regulatory Agency, other than those that have been satisfactorily addressed and/or closed with the FDA or other Health Regulatory Agency. To the knowledge of the Company, none of the FDA or any other Health Regulatory Agency is considering such action.

3.            Covenants of the Company. The Company covenants and agrees as follows:

3.1              Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or the Prospectus proposed to be filed after the Effective Date, and it will not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2              Filing of Final Prospectus. The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Regulations.

3.3              Prospectus Delivery Period. During the period beginning on the date hereof and ending on the later of the Closing Date, the last Option Closing Date or such date as determined by the Representative that the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Registration Statement filed under Rule 462(b), the Pricing Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

3.4              Notice of Certain Events. From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (i) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment.

3.4.1            Compliance.

3.4.1.1 During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Act and by the Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Public Securities as contemplated by the provisions hereof, the Pricing Disclosure Package, the Registration Statement and the Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) to comply with the Act, the Company will promptly notify the Representative, allow the Representative the opportunity to provide reasonable comments on such amendment, prospectus supplement or document, and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

3.4.1.2 If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or included or would include, when taken together with the Pricing Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.4.2           Qualification. The Company shall take or cause to be taken all action reasonably necessary to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

3.4.3           Copies. The Company will furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

3.4.4           Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Regulations; provided that the Company will be deemed to have furnished such statements to its security holders and the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

3.5              Payment of Expenses. The Company will be responsible for and will pay all of its expenses relating to the Offering, including, without limitation, (a) all filing fees and communication expenses relating to the registration of the Public Securities with the Commission, (b) all filing fees and other external expenses (including the reasonable and documented fees and disbursements of Representative’s counsel) incurred in connection with qualification of the Public Securities for sale under the laws of such jurisdictions as the Representative designates, (c) costs and expenses related to the review of the Offering by FINRA, including all filing fees and the reasonable fees and disbursements of Representative’s counsel relating to such review not to exceed $10,000, (d) costs and expenses relating to investor presentations or any “road show” in connection with the Offering, including, without limitation, the costs of recording and hosting on the Internet of the Company’s road show presentation and any travel expenses of the Company’s officers and employees and any other expenses of the Company, (e) fees and expenses incidental to listing of the Public Securities on such stock exchanges as the Company determines, (f) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors in connection with the Offering, (g) expenses incurred in preparing, printing and distributing the Preliminary Prospectus and the Prospectus (including any amendments and supplements thereto) to the Representative and the other Underwriters in the Offering, if any, and for expenses incurred for preparing, printing and distributing any issuer free writing prospectuses or advertisements to investors or prospective investors, (h) reasonable and documented fees, disbursements and expenses of the Underwriters’ counsel, (i) the costs and expenses of a public relations firm selected by the Company in its sole discretion, if any, (j) the costs of preparing, printing and delivering certificates representing the Public Securities, (k) fees and expenses of the transfer agent, (l) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters, (m) to the extent approved by the Company in writing, the costs associated with post-closing advertising of the Offering in the national editions of the Wall Street Journal and New York Times, and (n) fees, expenses and disbursements relating to background checks of the Company’s officers and directors in connection with the Offering; provided, however, that the maximum amount of fees, costs and expenses incurred by the Representative with respect to subparagraphs (a) through (n) above, on its own behalf and on behalf of any other Underwriters in the Offering, including, without limitation, the fees, disbursements and expenses of counsel to the Underwriters, that the Company shall be required to pay under this Section 3.5 shall be $200,000.

3.6              Use of Proceeds. The Company shall apply the net proceeds from the sale of the Public Securities to be sold by it hereunder as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

3.7              Stabilization. Except for the grant to the Underwriters of the right to purchase the Option Shares, the Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.8              Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally, and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule 2. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

3.9              Testing-the-Waters Communications. The Company (a) has not alone engaged in any Testing-the-Waters Communication, other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule 2 hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

3.10            Company Lock-up. The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending one hundred eighty (180) days after the date hereof (“Lock-Up Period”), (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock; (ii) file or cause the filing of any registration statement under the Act with respect to any shares of Common Stock beneficially owned by the Company’s officers, directors or stockholders or other capital stock or any securities beneficially owned by them that are convertible into or exercisable or exchangeable for Common Stock or other capital stock other than (A) the issuance of the Public Securities, (B) the issuance and sale of shares of Common Stock, or other securities convertible into or exercisable or exchangeable for shares of Common Stock, pursuant to any employee stock option plan, stock purchase plan, incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date of the Prospectus, (C) the issuance of shares of Common Stock issuable upon the conversion or exercise of securities outstanding on the date of the Prospectus, (D) the filing of one or more registration statements on Form S-8, (E) the offer, issuance and sale of shares of common stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock, in connection with any merger, acquisition or strategic investment (including any joint venture, strategic alliance or partnership), (F) the offer, issuance and sale of shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock, on an arm’s-length basis to, to any unaffiliated collaborators, patient foundations or organizations, or any other similar parties pursuant to a collaboration, licensing agreement, strategic alliance or similar transaction, and (G) sales to cover the tax liabilities of recipients of Common Stock; (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, whether any transaction described in any of the foregoing is to be settled by delivery of Common Stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

3.11            Delivery of Reports, etc. The Company hereby agrees, during a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 and Section 15(d) of the Exchange Act, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representative as soon as reasonably practicable upon availability, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, that any information or documents available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System shall be considered furnished for purposes of this Section 3.11.

3.12            Transfer Agent. The Company hereby agrees to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

3.13            Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the end of the Prospectus Delivery Period.

3.14            Internal Controls. The Company, on a consolidated basis with its subsidiaries, will maintain a system of “internal control over financial reporting” (as defined under Rules 13a-15(f) and 15d-15 under the Exchange Act) that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, (1) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, (2) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (3) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (4) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

3.15            Accountants. As of the Effective Date, the Company shall retain KPMG or other independent public accountants registered with the Public Company Accounting Oversight Board reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent certified public accounting firm registered with the Public Company Accounting Oversight Board for a period of at least three years after the Effective Date.

3.16            No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or agents shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

4.            Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and each Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1.             Regulatory Matters.

4.1.1           Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and each Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

4.1.2           FINRA Clearance. By the Effective Date, the Representative shall have received oral clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3           Nasdaq Clearance. On the Closing Date, the Company’s shares of Common Stock, including the Public Securities, shall have been approved for listing on the NASDAQ Capital Market.

4.2              Company Counsel Matters.

4.2.1           Closing Date Opinion and Negative Assurance Letter of Counsel. On the Closing Date, the Representative shall have received the written opinion of Alston & Bird LLP, counsel to the Company (“Alston & Bird”), and negative assurance letter of Alston & Bird, each dated the Closing Date, addressed to the Representative, in form and substance reasonably satisfactory in all respects to the Representative.

4.2.2            Option Closing Date Opinion of Counsel. On each Option Closing Date, if any, the Representative shall have received the written opinion of Alston & Bird and negative assurance letter of Alston & Bird, each dated such Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of such Option Closing Date, the statements made by such counsel in its opinion delivered on the Closing Date.

4.2.3           Reliance. In rendering its opinion, Alston & Bird may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which its attorneys are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to MW if requested. The opinion of Alston & Bird and any opinion relied upon by Alston & Bird shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3              Cold Comfort Letter. The Representative, for the benefit of the Underwriters, shall have received a letter of KPMG, on the date hereof and on the Closing Date and on each Option Closing Date, if any, addressed to the Underwriters, confirming that KPMG is an independent public accounting firm within the meaning of the Act and is in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Underwriters.

4.4              Officers’ Certificates.

4.4.1           Officers’ Certificate. At each of the Closing Date and each Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by Chief Executive Officer of the Company, dated the Closing Date or such Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or such Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date and such Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2           Secretary’s Certificate. At each of the Closing Date and each Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or such Option Closing Date, as the case may be, respectively, certifying: (i) that the Certificate of Incorporation and bylaws are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public Offering contemplated by this Agreement are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5              No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and the Prospectus taken as a whole; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any officers or directors before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, or financial condition or results of operations of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6              Delivery of Agreements.

4.6.1           Effective Date Deliveries. On or before the date hereof, the Representative shall have received duly executed lock-up agreements (each a “Lock-Up Agreement”) in the form set forth on Exhibit A hereto, by and between the Representative and each of the persons named in Schedule 3 hereto.

4.6.2           Closing Date Deliveries. On the Closing Date, the Company shall have delivered to the Underwriters the Firm Shares, and on each Option Closing Date, if any, the Company shall have delivered to the Underwriters the applicable Option Shares.

5.            Indemnification.

5.1              Indemnification of Underwriters.

5.1.1           General. The Company hereby agrees to indemnify, defend and hold harmless the Representative, Underwriters, their subsidiaries, parents and affiliates and each of their directors, officers, managers, agents, contractors, employees, members, counsel, and each other person or entity who controls the Representative or any of their affiliates within the meaning of Section 15 of the Act (collectively, the “Indemnified Parties”) to the fullest extent permitted by law from and against any and all third party losses, claims, damages, expenses, or liabilities (or actions in respect thereof) (“Losses”), joint or several, to which they or any of them may become subject under any statute or at common law, and to reimburse such Indemnified Parties for any reasonable legal or other expense (including but not limited to the cost of any investigation, preparation, response to third party subpoenas) incurred by them in connection with any litigation or administrative or regulatory action (“Proceeding”), whether pending or threatened, and whether or not resulting in any liability, insofar as such Losses arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (2) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering of the Public Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (3) the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the foregoing indemnification provisions shall not apply to (i) statements or omissions made in reliance upon and in conformity with the Underwriters’ Information, (ii) amounts paid in settlement of any such litigation if such settlement is effected without the prior written consent of the Company, which consent will not be unreasonably withheld, conditioned or delayed, or (iii) such Losses to the extent resulting from the gross negligence or willful misconduct, the breach of the Underwriting Agreement or violation of applicable law by the Representative or any Indemnified Party; and provided that the Company will not be responsible for the fees and expenses of more than one counsel to all Indemnified Parties, in addition to appropriate local counsel, unless in the reasonable opinion of counsel to any Indemnified Party there exists a potential conflict of interest which would make it inappropriate for one counsel to represent all such Indemnified Parties.

5.1.2            Procedure. Each Indemnified Party shall, promptly after the receipt of notice of the commencement of any claim or Proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party (a) other than pursuant to Section 5.1.1 or (b) under Section 5.1.1 unless, and only to the extent that, such omission results in the Company’s forfeiture of substantive rights or defenses. In case any such claim or Proceeding shall be brought against any Indemnified Party, and it shall notify the Company of the commencement thereof, the Company shall assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment. In any such Proceeding, any Indemnified Party may retain separate counsel to participate in such defense, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; or (ii) in any claim or proceeding in which both the Company, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Company or (y) a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Company shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties.

5.1.3            Reimbursement. In the event the Company fails to assume the defense of the Proceeding, the Company will reimburse all Indemnified Parties for all reasonable expenses (including, but not limited to, reasonable fees and disbursements of counsel for all Indemnified Parties) incurred by any such Indemnified Parties in connection with investigating, preparing, and defending any such action or claim, whether or not in connection with pending or threatened litigation in connection with the transaction to which an Indemnified Party is a party, promptly as such expenses are incurred or paid (unless the Indemnified Parties request they be paid in advance pursuant to Section 5.1.4 below).

5.1.4            Advances. Notwithstanding any other provision hereof or any other agreement between the parties, in the event the Company chooses not to accept the defense of the Proceeding, the Company shall advance, to the extent not prohibited by law, all expenses reasonably anticipated to be incurred by or on behalf of the Indemnified Parties in connection with any Proceeding, whether pending or threatened, within thirty (30) days of receipt of a statement or statements (“Statement(s)”) from the Indemnified Parties, or any of them, requesting such advances from time to time, so long as the Company has received a written undertaking of such Indemnified Parties to repay the Company the amount so advanced if it shall be finally determined that such Indemnified Parties were not entitled to indemnification hereunder. This advancement obligation shall include any refundable retainers of counsel retained by Indemnified Parties (as selected by Indemnified Parties in their sole and absolute discretion). Any Statement requesting advances shall evidence the expenses anticipated or incurred by the Indemnified Parties with reasonable particularity and may include only those expenses reasonably expected to be incurred within the 60-day period following each Statement. In the event some portion of the amounts advanced pursuant to this Section 5.1.4 is unused, or in the event a court of competent jurisdiction finally determines that the Indemnified Parties are not entitled to be indemnified against certain expenses, Indemnified Parties shall return the unused or disallowed portion of any advances within thirty (30) days of the final disposition of any Proceeding to which such advances pertain.

5.2            Indemnification of the Company. The Company agrees that no Indemnified Party shall have any liability to the Company or its respective owners, successors, heirs, parents, affiliates, security holders or creditors for any Losses, except to the extent such Losses resulted from the Company’s use of the Underwriters’ Information or such Indemnified Party’s gross negligence or willful misconduct, breach of the Underwriting Agreement or violation of applicable law.

5.3            Contribution.

5.3.1            Contribution Rights. If such indemnification is for any reason not available or insufficient to hold an Indemnified Party harmless, the Company agrees promptly to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and by the Representative, on the other hand, with respect to this Agreement, or, if such allocation is determined by a court or arbitral tribunal to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company on the one hand and of the Representative on the other hand; provided, however, that, to the extent permitted by applicable law, the Indemnified Parties shall not be responsible for amounts which in the aggregate are in excess of the amount of all cash fees and value of other in-kind consideration, exclusive of costs, actually received by the Representative from the Company in connection with this Agreement. Relative benefits to the Company, on the one hand, and to the Representative, on the other hand, with respect to this Agreement shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company in connection with the Offering, whether or not consummated, bears to (ii) all fees received or proposed to be received by the Representative in connection with the applicable engagement (including in-kind consideration). Relative fault shall be determined, in the case of Losses arising out of or based on any untrue statement or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact, by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company to the Representative and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.4            Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“Contributing Party”), notify the Contributing Party of the commencement thereof, but the omission to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or its representative of the commencement thereof within the aforesaid fifteen days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. Each Underwriter’s obligations to contribute pursuant to this Section 5.3 are several and not joint.

5.5            Settlement. The Company will not, without the Representative’s prior written consent, settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate any pending Proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party therein) unless the Company has given the Representative reasonable prior written notice thereof and such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from any liabilities arising out of such Proceeding. The Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party, without such Indemnified Party’s prior written consent. No Indemnified Party seeking indemnification, reimbursement or contribution under this Agreement will, without the Company’s prior written consent (which shall not be unreasonably withheld) settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding referred to herein or admit fault, culpability or failure to act by or on behalf of the Company or any Indemnified Party.

5.6            Survival; Successors. The indemnity, contribution and expense reimbursement obligations set forth herein shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise (but not duplicative of or effective to result in any multiplicative return of Losses or of any such liability of the Company), and shall remain operative and in full force and effect notwithstanding the termination of this Agreement, the closing of the contemplated Offering, and any successor of the Representative or any other Indemnified Parties shall be entitled to the benefit of the provisions hereof. Prior to entering into any agreement or arrangement with respect to, or effecting, any merger, statutory exchange or other business combination or proposed sale or exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth herein, the Company will promptly notify the Representative in writing thereof and, if requested by the Representative, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth herein, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and on terms and conditions reasonably satisfactory to the Representative.

6.            Right of Participation. Subsequent to the Closing Date of the Offering, from the Closing Date to the date that is twelve (12) months following such Closing Date, upon any proposed issuance by the Company of any debt or equity securities, including securities that may be convertible into or exercisable or exchangeable for such equity (a “Subsequent Financing”), other than the Company’s issuance of any equity awards (including the issuance of shares upon the exercise or settlement of such equity awards) pursuant to the Company’s employee benefit plans, option and employee purchase plans or other employee compensation plans as such plans may hereafter be authorized by the Board of Directors of the Company, the Representative shall have the right but not the obligation to participate as lead managing underwriter or lead placement agent in Subsequent Financings, and sell at least fifty percent (50%) of the offering amount of such Subsequent Financing, on the same terms, conditions and price provided for in the Subsequent Financing. The Company shall provide the Representative reasonable written notice of its intention to effect a Subsequent Financing which shall include the proposed terms and conditions of such Subsequent Financing. The Representatives shall provide the Company reasonable written notice of its intention to use its aforementioned right to act as lead managing underwriter or lead placement agent in the Subsequent Financing.

7.            Default by an Underwriter.

7.1            Default Not Exceeding 10% of Firm Shares or Option Shares. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

7.2            Default Exceeding 10% of Firm Shares or Option Shares. In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Shares or Option Shares, the Representative may, in its discretion, arrange for itself or for another party or parties to purchase such Firm Shares or Option Shares to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Shares or Option Shares, the Representative does not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Representative to purchase said Firm Shares or Option Shares on such terms. In the event that neither the Representative nor the Company arrange for the purchase of the Firm Shares or Option Shares to which a default relates as provided in this Section 6, this Agreement will automatically terminate without liability on the part of the Company (except as provided in Sections 3.7 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

7.3            Postponement of Closing Date. In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such securities.

8.            Additional Covenants.

8.1            Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the NYSE, the NYSE American, NASDAQ or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as an “audit committee financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

8.2            Prohibition on Press Releases and Public Announcements. The Company will not issue press releases or engage in any other publicity, without prior notice to the Representative, for a period ending at 5:00 p.m. Eastern time on the first business day following the 25th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

8.3            Blue Sky Compliance. The Company shall be responsible for the qualification or registration of the Public Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions in the United States designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the shares of Common Stock, if such filings are so required. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Public Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment. The Company, at its expense, will cause its counsel to provide to the Representative a Preliminary Blue Sky Memorandum no later than the date the first public version of the Registration Statement is filed with the Commission and a Final Blue Sky Memorandum at the Effective Date, in such quantities as the Underwriter reasonably request, for its use and the use of the selling members in connection with the offer and sale of the Public Securities. The Company will, from time to time, prepare and file such statements, reports, certificates, notices and other forms and documents as are or may be required to continue such qualifications in effect for so long as the Representative may request for the distribution of the Public Securities.

8.4            Free Writing Prospectuses. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9.            Effective Date of this Agreement and Termination Thereof.

9.1            Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

9.2            Termination. The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market or the NASDAQ Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s reasonable judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the securities or to enforce contracts made by the Underwriters for the sale of the securities.

9.3            Expenses. Except in the case of a default by the Underwriters pursuant to Section 6.2 above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall promptly pay the Representative its accrued but unpaid fees and unreimbursed expenses incurred up to and as of the date of termination.

10.            Miscellaneous.

10.1            Notices. All notices, demands, and other communications to given pursuant to this Agreement shall be in writing and shall be personally delivered, sent by overnight delivery using a nationally recognized courier service, sent by facsimile transmission, or emailed. Notice shall be deemed received: (a) if personally delivered, upon the date of delivery to the address of the receiving party; (b) if sent by overnight courier, the date actually received by the recipient; (c) if sent by email, when sent. The parties will each promptly notify the other of any changes to the following contact information.

	Notices to the NSC shall be sent to:	Notices to the Company shall be sent to:

	B. Riley Securities, Inc.	Journey Medical Corporation
	200 Vesey Street, 25th Floor	9237 E Via de Ventura Blvd., Suite 105
	New York, NY 10281	Scottsdale, AZ 85258
	Attention: Jonathan C. Rich, Senior Managing	Attention: Ernie De Paolantonio, Chief Financial Officer
	Director – Head of Investment Banking Solutions	e-mail: edepaolantonio@jmcderm.com
e-mail: jrich@brileyfin.com

	with a copy (which shall not constitute notice) to:	with a copy (which shall not constitute notice) to:

	McGuireWoods LLP	Alston & Bird LLP
	1251 Avenue of the Americas, 20th Floor	90 Park Avenue
	New York, NY 10020	New York, NY 10016
	Attention: Stephen Older and Rakesh Gopalan	Attention: Mark McElreath
e-mail:	solder@mcguirewoods.com	Email: mark.mcelreath@alston.com
rgopalan@mcguirewoods.com

10.2            Section Headings. The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

10.3            Entire Agreement. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements, whether oral or written, between the Representative and the Company. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of that certain engagement letter between the Company and National Securities Corporation dated May 6, 2021, as assigned to the Representative effective as of June 2021, shall remain in full force and effect. This Agreement may not be amended or modified except in writing. Neither party shall assign its rights or duties hereunder without the prior written consent of the other party, which may be withheld in the other party’s sole and absolute discretion; provided however that nothing in this sentence shall impact the Representative’s ability to engage in customary arrangements in connection with the formation of a selling group for the Offering. Notwithstanding the foregoing, the Representative may assign its rights to the fees payable to it under Section 1 to any affiliate of the Representative. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against each of the parties and their successors and assigns.

10.4            Third Party Beneficiaries. This Agreement is intended solely for the benefit of the parties hereto and, with the exception of the rights and benefits conferred upon the Indemnified Parties by Section 5 of this Agreement, shall not be deemed or interpreted to confer any rights upon any third parties. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

10.5            Governing Law. All aspects of the relationship created by this Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed in New York, without regard to its conflicts of laws provisions. All actions and proceedings which are not submitted to arbitration pursuant to Section 9.6 hereof shall be heard and determined exclusively in the state and federal courts located in the Borough of Manhattan in the City of New York, and the Company and the Representative hereby submit to the jurisdiction of such courts and irrevocably waive any defense or objection to such forum, on forum non conveniens grounds or otherwise. The parties agree to accept service of process by mail, to their principal business address, addressed to the chief executive officer and secretary thereof. The parties hereby agree that this Section 9.5 shall survive the termination and/or expiration of this Agreement.

10.6            Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in New York City (with the exception of claims to enforce the indemnity provision contained herein, which may, at the option of the party seeking relief, be submitted either to arbitration or to any court of competent jurisdiction). The arbitration shall be administered either by FINRA Dispute Resolution pursuant to its Code of Arbitration Procedure, or if FINRA cannot or does not accept the arbitration, by JAMS pursuant to its Streamlined Arbitration Rules and Procedures. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party. The parties hereby agree that this Section 9.6 shall survive the termination and/or expiration of this Agreement.

10.7            Execution in Counterparts. This Agreement may be executed via facsimile transmission and may be executed in separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single instrument.

10.8            Severability. Should any one or more covenants, restrictions and provisions contained in this Agreement be held for any reason to be void, invalid or unenforceable, in whole or in part, such unenforceability will not affect the validity of any other term of this Agreement, and the invalid provision will be binding to the fullest extent permitted by law and will be deemed amended and construed so as to meet this intent. To the extent any provision cannot be so amended or construed as a matter of law, the validity of the remaining provisions shall be deemed unaffected and the illegal or invalid provision will be deemed stricken from this Agreement.

10.9            Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

JOURNEY MEDICAL CORPORATION

By:
Claude Maraoui, Chief Executive Officer, President and Director

Accepted on the date first above written.

B. RILEY SECURITIES, INC.,
as Representative of the several Underwriters

By:
Jonathan C. Rich, Senior Managing Director – Head of Investment Banking Solutions

[Signature Page to Underwriting Agreement]

SCHEDULE 1

Name of Underwriter	Number of Firm Shares
B. Riley Securities, Inc.	[•]
Roth Capital Partners, LLC	[•]
[•]

SCHEDULE 2

Free Writing Prospectuses and Written Testing-the-Waters Communications

1.	[•]

SCHEDULE 3

Lock-Up Parties

1.	Fortress Biotech, Inc.
2.	Lindsay A. Rosenwald, M.D.
3.	Claude Maraoui
4.	Ernest De Paolantonio
5.	Neil Herskowitz
6.	Jeff Paley, M.D.
7.	Justin Smith
8.	Miranda Toledano

Exhibit A

Form of Lock-Up Agreement

[ ], 2021

B. Riley Securities, Inc.

200 Vesey Street, 25th Floor

New York, New York 10281

Re:  Journey Medical Corporation – Initial Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as the representative (the “Representative”) of the several underwriters named therein, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Journey Medical Corporation, a Delaware corporation (the “Company”), relating to a proposed offering (the “Offering”) of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the foregoing, and in order to induce you to participate in the Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), the undersigned will not, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on, but including, the date 180 days after the effective date of the registration statement relating to the Offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, whether any transaction described in any of the foregoing is to be settled by delivery of Common Stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

Notwithstanding the foregoing, the restrictions set forth in the above shall not apply to (a) (i) transfers of Common Stock as a bona fide gift or gifts, (ii) transfers or dispositions of the undersigned’s Common Stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) transfers or dispositions of the undersigned’s Common Stock by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or other court order, (iv) transfers or dispositions of the undersigned’s Common Stock to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned, (v) transfers or dispositions of the undersigned’s Common Stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, (vi) distributions of the undersigned’s Common Stock to partners, members or stockholders of the undersigned, and (vii) transfers to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided that in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (iv), (v), (vi) or (vii), each transferee, donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this letter agreement (this “Agreement”), (b) the acquisition or exercise of any stock option issued pursuant to the Company’s existing equity incentive plan, including any exercise effected by the delivery of shares of Common Stock of the Company held by the undersigned, provided that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this Agreement, or (c) the purchase of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Furthermore, notwithstanding the restrictions imposed by this Agreement, the undersigned may, without the prior written consent of the Representative (i) establish a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the transfer of Common Stock, provided that such plan does not provide for any transfers of Common Stock during the Lock-Up Period, (ii) transfer to the Company shares of Common Stock (A) pursuant to any contractual arrangement that provides the Company with an option to repurchase such shares of Common Stock in connection with the termination of the undersigned’s employment or other service relationship with the Company or (B) upon a vesting event of any equity award granted under any stock incentive plan or stock purchase plan of the Company, provided that any filing under Section 16 of the Exchange Act with regard to (A) or (B) shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above, and (iii) transfer or dispose of Common Stock by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order, provided that the recipient of such shares of Common Stock shall execute and deliver to the Representative a lock-up letter in the form of this Agreement.

Further, this Agreement shall not restrict any sale, disposal or transfer of the undersigned’s Common Stock to a bona fide third party pursuant to a tender offer for securities of the Company or any merger, consolidation or other business combination involving a Change of Control of the Company occurring after the settlement of the Offering, that, in each case, has been approved by the board of directors of the Company; provided that all of the undersigned’s Common Stock subject to this Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the undersigned’s Common Stock subject to this Agreement shall remain subject to the restrictions herein. For the purposes of this paragraph, “Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, its subsidiaries or Fortress Biotech, Inc., becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 51% of the total voting power of the voting share capital of the Company.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar or depositary against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Representative will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that if the Underwriting Agreement does not become effective by December 31, 2021, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, the undersigned shall be released from all obligations under this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned irrevocably (i) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan and the United States District Court for the Southern District of New York, for the purpose of any suit, action, or other proceeding arising out of this Agreement (each a “Proceeding”), (ii) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) agrees not to commence any Proceeding other than in such courts, and (v) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

The undersigned has executed this Lock-Up Agreement as of the date first written above.

Very truly yours,

Name: